EXHIBIT 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Prospect Medical Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2006 (the “Report”), I, Jacob Y. Terner, M.D., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2006	/s/ JACOB Y. TERNER
Jacob Y. Terner, MD
Chairman of the Board and Chief Executive Officer